UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

IMPAC MORTGAGE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-14100

Maryland	33-0675505
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

19500 Jamboree Road,

Irvine, California 92614

(Address of principal executive offices, including zip code)

(949) 475-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry Into a Material Definitive Agreement.

On April 18, 2017, Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), and certain purchasers entered into a securities purchase agreement, pursuant to which the Company sold $56.0 million worth of shares of its common stock in a registered direct offering (the “Offering”) at a price of $12.66 per share.  In the Offering, the Company issued an aggregate of 4,423,381 shares of common stock (the “Shares”).

The Shares sold in the Offering were issued pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-215199) previously filed with the Securities and Exchange Commission (the “SEC”), in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) as supplemented by a prospectus supplement dated April 18, 2017, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act.

The net proceeds to the Company from the Offering are expected to be approximately $55.4 million after deducting the financial advisory fee and estimated aggregate offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for general corporate purposes, including general administrative expenses and working capital and capital expenditures, development costs, strategic investments or possible acquisitions, or repayment of debt.   We have no present understandings, commitments or agreements to enter into any acquisitions.  The Company also entered into a Financial Advisory Agreement with JMP Securities LLC (“JMP”) further to which the Company agreed to pay JMP an advisory fee in connection with the Offering.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Shares, nor shall there be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the Agreements and the transactions contemplated thereby is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

This report is being filed for the purpose of filing Exhibit 5.1 and Exhibit 23.1 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 7.01              Regulation FD.

On April 18, 2017, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

No.	Description
5.1	Opinion of Manatt, Phelps and Phillips, LLP.
10.1	Securities Purchase Agreement dated April 18, 2017 by and between Impac Mortgage Holdings, Inc. and certain purchasers.
10.2	Financial Advisory Agreement, dated April 4, 2017, between Impac Mortgage Holdings, Inc. and JMP Securities LLC.
23.1	Consent of Squar Milner LLP
23.2	Consent of Manatt, Phelps & Phillips, LLP (contained in Exhibit 5.1)
99.1	Press Release dated April 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: April 18, 2017

	By:	/s/ Todd R. Taylor
Name: Todd R. Taylor
Title: Chief Financial Officer